Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Flow Investor Relations	Flow Media Relations
Geoffrey Buscher	Lisa Brandli
253-813-3286	425-653-1237
investors@flowcorp.com	lbrandli@flowcorp.com
FLOW INTERNATIONAL CORPORATION ANNOUNCES MANAGEMENT CHANGE
Kent, WA — November 19, 2008 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, announced today that Douglas P. Fletcher, chief financial officer since 2005, will be leaving the Company to join Bellevue, Washington-based Primus International, Inc. as its Chief Financial Officer. Primus International, a private equity backed company, is a leading tier II supplier of structural components and assemblies to the global aerospace industry. The change is effective December 8. Flow plans to launch a national search for his successor.
Charley Brown, President and CEO of Flow said, “We recognize that this offers Doug an opportunity to work at a larger, privately-held company and wish him every success going forward. Doug has been instrumental in helping Flow build a first class finance organization and multi-country infrastructure. Thanks to his efforts we believe we are well positioned for the OMAX integration and sustained rapid growth.”
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology for cutting and cleaning. Flow provides state-of-the-art ultrahigh-pressure (UHP) technology to numerous industries including automotive, aerospace, job shop, surface preparation, food and dozens more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2008 Flow International Corporation Form 10-K Report, filed with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding Flow’s plans to search for a successor to Mr. Fletcher and Flow’s future growth. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.